UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2011

AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 King St. West, Suite 3650 Toronto, Ontario, Canada	M5X 1A9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416.214.5640

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sale of Equity Securities

On May 5, 2011 American Lithium Minerals Inc. ( “we”, “us”, “our”) entered into amendment agreements with three consultants including Judith Baker, Stephen Cook and Hugh Aird, our CEO and Chairman. The amendment agreements reduce the compensation payable to each of the consultants pursuant to their respective consulting agreements with us as first disclosed in our Current Report on Form 8-K filed on April 4, 2011. The compensation payable to each of the consultants was reduced from 2,000,000 to 1,475,000 shares of our common stock. On May 5th, 2011 our Board of Directors authorized the issuance of 875,000 common shares to each of the consultants, representing the balance of the compensation payable to them under the amended consulting agreements.

875,000 common shares were issued to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933, and 1,750,000 common shares were issued to two non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Also on May 5, 2011 we issued 100,000 common shares each to two consultants in consideration of certain investor relations and publicity services provided during 2011. 100,000 common shares were issued to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933, and 100,000 common shares were issued to one non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

10.1	Amendment Agreement with Hugh Aird dated May 5, 2011
10.2	Amendment Agreement with Stephen Cook dated May 5, 2011
10.3	Amendment Agreement with Judith Baker dated May 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

/s/ Hugh Aird
Hugh Aird
Chairman, CEO and CFO

Date: May 10, 2011